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                                                                    EXHIBIT 11.1

                       COMPUTATION OF PER SHARE EARNINGS

                      ADVANCED COMMUNICATION SYSTEMS, INC.
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

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
                                                              SEPTEMBER 30,
                                                                  1998
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Basic:
  Total basic average shares outstanding....................      7,221
                                                                 ======
  Net income................................................     $4,374
                                                                 ======
  Net income per share -- basic.............................     $ 0.61
                                                                 ======
Diluted:
  Total basic average shares outstanding....................      7,221
  Plus dilutive stock options...............................        105
                                                                 ------
  Total diluted average shares..............................      7,326
                                                                 ======
  Net income per share -- diluted...........................     $ 0.60
                                                                 ======
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